UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
September 9, 2013
Date of Report (Date of earliest event reported)

GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)
(908) 731-0700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2013, GAIN Capital Holdings, Inc., a Delaware corporation (the “Company”), issued a press release to report the appointment of Jason Emerson as the Company’s Chief Financial Officer, effective October 1, 2013. The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.1. Mr. Emerson will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Emerson, [Age], was most recently Managing Director and Business Manager of KCG Holding’s Global Execution Services division, a position he held since 2005. In that role, Mr. Emerson was responsible for all financial and operational aspects of the Global Execution Services division’s business. Previously, he served as KCG’s Director of Financial Operations. Prior to KCG, Mr. Emerson held financial and operational positions at Instinet, Merrill Lynch and PricewaterhouseCoopers.

In connection with his appointment as Chief Executive Officer, Mr. Emerson and the Company entered into an employment agreement dated as of September 9, 2013 (the “Agreement”). Under the terms of the Agreement, Mr. Emerson is entitled to receive an annual base salary of not less than $250,000 and shall be entitled to participate in each bonus or incentive compensation plan maintained by the Company for the executive officers of the Company. Mr. Emerson’s incentive compensation for 2013 shall be up to $250,000, subject to the terms and conditions of the Agreement. In addition, Mr. Emerson will receive, on the next scheduled annual grant date after his joining the Company, an equity award consisting of restricted stock units and non-qualified stock options to purchase shares of the Company’s common stock with an aggregate value of $150,000 plus the market value, determined as of the date of forfeiture, of any equity securities of Mr. Emerson’s current employer that he forfeits upon his joining the Company. All such restricted stock units and non-qualified stock options shall be granted under the Company’s 2010 Omnibus Equity Incentive Plan (the “Plan”). The number of restricted stock units and non-qualified stock options included in each such equity award will be based, in the case of restricted stock units, on the fair market value of a share of the Company’s common stock at the close of trading on the grant date, and in the case of the non-qualified stock options, on a value calculated using the Black-Scholes method. The proportion of the value of such grants consisting of restricted stock units and non-qualified stock options shall be determined by the Company’s Compensation Committee. Each equity grant to Mr. Emerson will vest in accordance with a vesting schedule that is consistent with other grants under the Plan and will be subject in all respects to the terms of the Plan and the agreement evidencing such grant.

In the event Mr. Emerson is terminated by the Company without “Cause” (as defined in the Agreement) or as a result of a “Resignation for Good Reason” (as defined in the Agreement) other than in connection with a “Change in Control” (as defined in the Agreement), Mr. Emerson will be entitled to receive any earned and unpaid salary through the date of his termination, as well as any accrued and unused paid time off and appropriate expense reimbursements. Mr. Emerson will also be entitled to receive (i) severance in an amount equal to twelve (12) months of his base salary at the time of termination, (ii) any accrued and unpaid bonuses, (iii) an amount equal to one times Mr. Emerson’s target bonus for the fiscal year in which the termination of employment occurs, (iv) with respect to outstanding equity awards, accelerated vesting such that all equity grants held by Mr. Emerson at the time of his termination that would vest within the twelve (12) month period following the termination date if the vesting schedule for such grants were based on a monthly vesting schedule will immediately vest and become exercisable, and (v) continued health benefits at the same premium rates charged to other current employees for the twelve month period following termination of employment.

In the event Mr. Emerson is terminated by the Company without “Cause” (as defined in the Agreement) or as a result of a “Resignation for Good Reason” (as defined in the Agreement) in connection with a “Change in Control” (as defined in the Agreement), Mr. Emerson will be entitled to receive any earned and unpaid salary through the date of his termination, as well as any accrued and unused paid time off and appropriate expense reimbursements. Mr. Emerson will also be entitled to receive (i) severance in an amount equal to twenty-four months of his base salary at the time of termination, (ii) any accrued and unpaid bonuses, (iii) a pro-rata bonus, (iv) an amount equal to one times Mr. Emerson’s target bonus for the fiscal year in which the termination of employment occurs, (v) with respect to outstanding equity awards, accelerated vesting such that all equity grants held by Mr. Emerson at the time of his termination that are subject to time-based vesting conditions will immediately vest and become exercisable in full, and (vi) continued health benefits at the same premium rates charged to other current employees for the twelve month period following termination of employment.

In the event of a termination by the Company as a result of Mr. Emerson’s disability or death, Mr. Emerson (or his estate) will be entitled to receive his base salary through the date of termination, any accrued and unused paid time off, any appropriate expense reimbursements, and a pro-rata bonus.

The Agreement also contains non-disclosure, non-competition and non-solicitation provisions. The non-disclosure provisions provide for protection of the Company’s confidential information. The non-competition and non-solicitation provisions prevent Mr. Emerson from competing with the Company or soliciting the Company’s customers or employees for a period of twelve (12) months following termination of employment (other than following termination without Cause or Resignation for Good Reason after a Change in Control, in which case such restricted period shall be six (6) months).

This description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement. A copy of the Agreement will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

On September 16, 2013, the Company also announced that Daryl J. Carlough, the Company’s Interim Chief Financial Officer, had resigned from the Company to pursue other opportunities. Mr. Carlough informed the Company of his resignation on September 10, 2013. His last day with the Company was September 13, 2013.
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release of GAIN Capital Holdings, Inc., dated September 16, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 16, 2013

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Diego A. Rotsztain
Name: Diego A. Rotsztain
Title:     General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release of GAIN Capital Holdings, Inc., dated September 16, 2013.